UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of Earliest Event Reported): November 17, 2016 (November 14, 2016)

Tractor Supply Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-23314	13-3139732
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5401 Virginia Way, Brentwood, Tennessee		37027
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(615) 440-4000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 14, 2016, Tractor Supply Company (the “Company”) entered into a transition agreement (the “Transition Agreement”) with Anthony F. Crudele, the Company’s Executive Vice President and Chief Financial Officer. Pursuant to the Transition Agreement, Mr. Crudele has agreed to serve in his current capacity through March 3, 2017 (the “Retirement Date”) and to assist in the transition of his duties and responsibilities to the Company. Mr. Crudele has also agreed to be bound by certain non-disparagement, non-competition, non-solicitation and confidentiality provisions, in each case as set forth in the Transition Agreement, and has agreed to execute a general release of claims against the Company. In exchange for the release, the restrictive covenants and his agreement to provide transition services, Mr. Crudele will be entitled to the following: (i) Mr. Crudele will receive any pro rata bonus earned in fiscal 2017 based on the number of days in fiscal 2017 through the Retirement Date, (ii) all options and restricted stock units which remain unvested at the Retirement Date shall automatically become vested on the Retirement Date and all options shall be exercisable until the earlier of (a) two years following the Retirement Date and (b) the date on which such option expires in accordance with the provisions of the applicable award agreement, and (iii) a lump sum payment equal to four weeks of vacation. In the event that Mr. Crudele elects to continue his participation (including with respect to dependents) in the Company’s group health insurance plan under applicable COBRA regulations, the Company will pay the applicable COBRA premiums for a period of up to 18 months and at the conclusion of the 18-month period, the Company will pay Mr. Crudele cash in an amount equal to six months of his COBRA premiums calculated at the time his COBRA coverage ends.

The foregoing description of the Transition Agreement is qualified in its entirety by reference to the Transition Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired: None
(b) Pro Forma Financial Information: None
(c) Shell Company Transactions: None
(d) Exhibits:

10.1    Transition Agreement, dated November 14, 2016, by and between Tractor Supply Company and
Anthony F. Crudele.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tractor Supply Company

November 17, 2016	By:	/s/ Anthony F. Crudele

Name: Anthony F. Crudele
Title: Executive Vice President - Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Transition Agreement, dated November 14, 2016, by and between Tractor Supply Company and Anthony F. Crudele